UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 31, 2002
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               REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP - V
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             (Exact name of registrant as specified in its charter)



       Delaware                        0-16561                   16-1275925
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(State of organization)        (Commission File No.)           (IRS Employer
                                                            Identification No.)

2350 North Forest Road, Suite 12-A,Getzville, New York  14068
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(Address of principal executive offices)

(716) 636-0280
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(Registrant's telephone number)


Item 2.  Acquisition or Disposition of Assets.

In its December 31, 2001 Form 10-K and its March 31, 2002 Form 10-Q, Realmark Property Investors Limited Partnership - V (the "Partnership") reported the existence of a contingent $6,800,000 sales agreement covering one of its properties, Camelot East Apartments. This sales agreement was terminated and a new contract was negotiated with the same buyer for $6,500,000. On July 31, 2002, the sale was consummated with an unaffiliated entity, Westport Gardens, LLC, for cash of $6,500,000, resulting in a gain of approximately $3 million. After satisfaction of the $4,680,000 mortgage loan on the property and payment of closing costs, the net cash proceeds available amount to approximately $1.2 million, along with a note from the buyer for $300,000, before satisfaction of any remaining obligations related to the property. The promissory note is an unsecured loan agreement payable in full on May 11, 2006 and will accrue interest at 6% per annum until maturity. The sales proceeds will be used to satisfy any of the remaining net liabilities and then distributed to the partners.

Item 7.  Financial Statement and Exhibits

(b)  Pro forma financial information.

On a pro forma basis, if the sale of Camelot East had occurred on March 31, 2002 the date of the last balance sheet filed by the Partnership, that balance sheet would have shown: a decrease in cash and equivalents from $583,000 to $568,000; decreases in property of $3.3 million and in mortgage loans of $4.7 million; and an increase in partnership capital of approximately $580,000.

If the property had been sold on January 1, 2001, the pro forma results of operations for the year ended December 31, 2001 would have been a net income of $534,000, ($24.66 per limited partnership unit), resulting from decreases in revenue and expenses of $1,313,000 and $1,448,000, respectively. For the three months ended March 31, 2002, the pro forma net income would have been $36,000 ($1.66 per limited partnership unit), instead of the $31,000 net income reported, resulting from decreases in revenue and expenses of $350,000 and $355,000, respectively.

All of the foregoing pro forma operating data excludes the gain on disposition of the property and simply reflects the elimination of Camelot East Apartments' operating accounts from the consolidated historical results.

(c)  Exhibits.

(1) Real estate purchase agreement, between the Partnership's subsidiary, Realmark - Camelot East, L.L.C., and Underhill Associates, LLC on behalf of an entity eventually named Westport Gardens, LLC.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Realmark Property Investors Limited Partnership - V
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                   (Registrant)



/s/ Joseph M. Jayson                                         August 14, 2002
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Joseph M. Jayson, Individual General Partner                      (Date)




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